                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our report dated February 23, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 26, 1997 and to the reference to us under the heading "Experts" in the Prospectus dated July 16, 1998, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
July 16, 1998
New York, New York